EXHIBIT 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 24, 2012, by and between MAC Financial Ltd., a Bermuda exempted company (“MAC”), and NMI Holdings, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of November 30, 2011, between the Company and MAC (as amended from time to time, the “Stock Purchase Agreement”), the Company is consummating the purchase from MAC of all of the capital stock of MAC Financial Holding Corporation (the “Purchase”);

WHEREAS, as part of the consideration for the Purchase, the Company is issuing (a) 250,000 shares (the “Initial Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Common Shares”) and (b) a warrant to purchase Common Shares has been or is being issued pursuant to the terms of the Stock Purchase Agreement (as such warrant may be divided from time to time, the “Warrants”); and

WHEREAS, the Company has agreed to enter into this Agreement pursuant to the terms of the Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

(a) Except as otherwise specified herein or as the context may otherwise require, the following terms as used in this Agreement shall have the meanings set forth below:

“Affiliate” of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities ownership or otherwise; and the terms “controlling” and “controlled” have the respective meanings correlative to the foregoing.

“Agreement” has the meaning specified in the preamble.

“Blackout Period” has the meaning specified in Section 2(c)(i).

“Closing Date” means April 24, 2012.

“Commission” means the Securities and Exchange Commission.

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“Common Shares” has the meaning specified in the second recital.

“Company” has the meaning specified in the preamble.

“Controlling Person” has the meaning specified in Section 7(a).

“Counsel” has the meaning specified in Section 3(q).

“Covered Holder” means (x) MAC but only in respect of Registrable Securities owned by MAC and (y) any permitted transferee or assignee of Warrants or Registrable Securities who agrees to become bound by all of the terms and provisions of this Agreement.

“Effectiveness Date” has the meaning specified in Section 2(a)(i).

“End of Suspension Notice” has the meaning specified in Section 2(c)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FBR Holders” has the meaning specified in Section 2(a)(ii).

“FBR Registration Rights Agreement” means the Registration Statement, dated April 24, 2012, between FBR & Co., FBR Capital Markets LT, Inc. and the Company.

“Free Writing Prospectus” means a free writing prospectus (as such term is defined in Rule 405 under the Securities Act) relating to Registrable Securities.

“Indemnified Party” has the meaning specified in Section 7(c).

“Indemnifying Party” has the meaning specified in Section 7(c).

“Initial Shares” has the meaning specified in the second recital.

“Inspector” has the meaning specified in Section 3(q).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus (as such term is defined in Rule 433(h) under the Securities Act) relating to Registrable Securities.

“Liabilities” has the meaning specified in Section 7(a).

“MAC” has the meaning specified in the preamble.

“Maximum Offering Size” has the meaning specified in Section 2(a)(ii).

“Participating Covered Holder” means, with respect to any Registration Statement, each Covered Holder whose Registrable Securities are included or are to be included in such Registration Statement.

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“Private Placement Holders” has the meaning specified in Section 4(a).

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization or a government agency or political subdivision thereof.

“Private Placement Registration Rights Agreement” means the Registration Rights Agreement with FBR Capital Markets & Co. for the benefit of, among others, the Persons (as defined below) who purchase Common Shares in such private placement.

“Prospectus” means the prospectus (including any preliminary prospectus and/or any final prospectus filed pursuant to Rule 424(b) under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A, Rule 430B or Rule 430C under the Securities Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement or any Issuer Free Writing Prospectus (as defined in Rule 433(h) under the Securities Act) with respect to the terms of the offering or any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Public Offering” means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Shares and made pursuant to the Securities Act.

“Purchase” has the meaning specified in the first recital.

“Purchaser Indemnitee” has the meaning specified in Section 7(a).

“Records” has the meaning specified in Section 3(q).

“Registrable Securities” means (i) the Initial Shares, (ii) the Warrant Shares and (iii) any shares or other securities issued in respect of such Registrable Securities by reason of or in connection with any share dividend, share distribution, share split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities or any combination of shares, recapitalization, amalgamation, merger or consolidation, any other equity securities issued in respect of Registrable Securities pursuant to any other pro rata distribution with respect to the Common Shares; provided, however, that a Common Share shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement (whether with respect to a demand registration, piggyback registration or otherwise), including: (i) all Commission, securities exchange, FINRA registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in

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connection with blue sky qualification of any of the Registrable Securities and the preparation of a blue sky memorandum and compliance with the rules of the FINRA), (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Securities on any securities exchange pursuant to Section 3(j) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement), and (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude (x) brokers’ or underwriters’ discounts and commissions, if any, relating to the sale or disposition of Registrable Securities by any Covered Holder, (y) any fees and expenses incurred by any broker or underwriter, other than such fees and expenses that the Company shall have agreed in writing with such underwriter to pay and (z) all transfer taxes and transfer fees in connection with a registration of Registrable Securities pursuant to this Agreement.

“Registration Period” has the meaning specified in Section 3(d).

“Registration Statement” means any registration statement of the Company, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Requested Information” has the meaning specified in Section 4(a).

“Restricted Security” means (i) the Initial Shares, (ii) the Warrant Shares and (iii) any shares or other securities issued in respect of such Restricted Securities by reason of or in connection with any share dividend, share distribution, share split, purchase in any rights offering or in connection with any exchange for or replacement of such Restricted Securities or any combination of shares, recapitalization, amalgamation, merger or consolidation, any other equity securities issued in respect of Registrable Securities pursuant to any other pro rata distribution with respect to the Common Shares; provided, however, that Restricted Security shall exclude any of the foregoing securities that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred by a Covered Holder in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable by a Covered Holder without regard to the volume, manner of sale, notice, current public information or other requirements of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred by a Covered Holder and a book-entry or new certificate representing a Common Share not subject to transfer restrictions under the Securities Act has been entered, or delivered by or on behalf of, the Company.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

“Shelf S-1 Resale Registration Statement” means a shelf registration statement on Form S-1 to be filed by the Company, as contemplated by Section 2(a) of the Private Placement Registration Rights Agreement.

“Stock Purchase Agreement” has the meaning specified in the first recital.

“Suspension Event” has the meaning specified in Section 2(c)(ii).

“Suspension Notice” has the meaning specified in Section 2(c)(ii).

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Warrant Share” means any Common Share issuable upon exercise of a Warrant or any other shares or other securities issued or issuable in respect of a Warrant, including (without limitation) in connection with the adjustment provisions of such Warrant.

“Warrants” has the meaning specified in the second recital.

(b) As used herein, terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. Terms defined in the current tense shall have a comparable meaning when used in the past or future tense and vice versa. Terms defined as a noun shall have a comparable meaning when used as an adjective, adverb or verb and vice versa. References to “Sections” or “Exhibits” shall refer to the Sections of or exhibits to this Agreement unless otherwise specifically indicated. Whenever the term “include” or “including” is used in this Agreement, it shall mean “including, without limitation” (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. The term “or” is not exclusive. Unless otherwise limited, the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision. Each reference to any Person includes such Person’s successors and assigns. References to any agreements, instruments or other documents includes such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified. This Agreement is the result of the joint efforts of the parties hereto, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of the parties and there will be no construction against any party based on any presumption of that party’s involvement in the drafting of this Agreement.

2. Registration.

(a) Demand Registration Rights.

(i) At any time after the Shelf S-1 Resale Registration Statement has been withdrawn or has ceased to be effective, or if the Shelf S-1 Resale Registration Statement has not been filed or become effective

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within the respective periods prescribed in the Private Placement Registration Rights Agreement, if the Company shall receive a written request for registration under the Securities Act from the Covered Holders holding a majority of the Registrable Securities, the Company shall (A) provide written notice to all other Covered Holders of such request and extend to them the opportunity to include their Registrable Securities in the proposed registration, (B) in no event later than 60 days after the receipt of such request (but subject to any applicable Blackout Periods), prepare and file with the Commission a Registration Statement under the Securities Act on Form S-3 (or such other form as may be available for use by the Company) relating to the offer and sale of the Registrable Securities by the Covered Holders joining in such request and (C) subject to Section 2(a)(ii), use its commercially reasonable efforts to promptly effect such registration and cause such Registration Statement to be declared effective by the Commission as soon as possible after the initial filing thereof, including, providing written responses to any comments made by the Commission regarding such Registration Statement and filing any necessary pre-effective amendments and all necessary exhibits thereto. The Company shall, subject to any applicable Blackout Periods, use its commercially reasonable efforts to keep such Registration Statement effective for the period beginning on the date such Registration Statement becomes effective (the “Effectiveness Date”) and terminating on the earlier of (x) one year after the last date that a Warrant is exercised or, if later, the expiration of the last Warrant remaining outstanding and (y) the date upon which all Registrable Securities then held by the Participating Covered Holders and included in such Registration Statement either (i) may be resold without restriction of any kind and without need for such Registration Statement to be effective or (ii) have been disposed of pursuant to transactions contemplated by the Registration Statement. The Company’s obligation to file and maintain the effectiveness of a Registration Statement under this Section 2(a) shall terminate on the date upon which all Registrable Securities then held by the Participating Covered Holders and included in such Registration Statement either (i) may be resold without restriction of any kind under the Securities Act and without need for a Registration Statement to be effective or (ii) have been disposed of pursuant to transactions contemplated by the Registration Statement.

(ii) If a registration pursuant to this Section 2(a) involves a Public Offering that is an Underwritten Offering, the Company and each other selling security holder participating in such Public Offering shall agree to sell any Common Shares to be sold by them to the underwriters on the same terms as apply to the Common Shares to be sold by the Participating Covered Holders. If the managing underwriter thereof advises the Company and the Participating Covered Holders that, in its view, the number of Common Shares that the Company and the Participating Covered Holders and other selling security holders (if any) intend to include in such registration exceeds the largest number of Common Shares that can be sold without having an adverse effect on such Public Offering, including with respect to the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration only that number of Common Shares which does not exceed the Maximum Offering Size, in the following order of priorities: (1) first, all Registrable Securities that the Participating Covered Holders have requested to include therein, (2) second, the securities proposed to be registered by the Company and (3) third, the securities proposed to be registered by other holders of securities entitled to participate in the registration, drawn from them (on a pro rata basis based on the number of shares having registration rights held by each holder who is requesting inclusion), provided, however, that if the Public Offering referred to in this Section 2(a) constitutes an IPO Registration Statement (as defined in the Private Placement Registration Rights Agreement), any shares to be included in such IPO Registration Statement shall be allocated first, to the Participating Covered Holders and the securities requested to be registered by other holders of

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securities (including the holders entitled to participate in the registration pursuant to the Private Placement Registration Rights Agreement (the “Private Placement Holders”) and the holders entitled to participate in the registration pursuant to the FBR Registration Rights Agreement (the “FBR Holders”) entitled to participate in the registration having a priority equal to the priority of the Covered Holders, drawn from them (on a pro rata basis based on the number of shares having registration rights held by each holder who is requesting inclusion) and second, to the securities requested to be registered by other holders of securities with registration rights that are inferior with respect to such reduction) to the registration rights of the holders hereunder.

(iii) Subject to Section 2(a)(iv), the Company shall be required to register the Registrable Securities not more than two (2) times pursuant to this Section 2(a), provided, however, that if Participating Covered Holders are not able to register all of their Registrable Securities in a requested registration, such request shall not count as a request to register Registrable Securities for the purposes of this Section 2(a)(iii).

(iv) At any time before a Registration Statement requested by any Covered Holder pursuant to this Section 2(a) has become effective, any Participating Covered Holder may withdraw its request by written notice to the Company and upon receipt of such notice the Company shall, at its option, either (x) withdraw the Registration Statement (if any) that it previously filed in connection with such request (but only if the number of Registrable Securities withdrawn is more than half of the number of Registrable Securities included in such Registration Statement) or (y) amend such Registration Statement to remove any Registrable Securities included therein at the request of the Participating Covered Holders seeking to withdraw their Registrable Securities, and in either case shall be relieved of all obligations under this Section 2(a) with respect to such request. For the avoidance of doubt, the filing of a Registration Statement requested by any Covered Holder pursuant to this Section 2(a) that is subsequently withdrawn by the Company pursuant to this Section 2(a)(iv) shall count as a request to register Registrable Securities and, for purposes of Section 2(a)(iv), shall be deemed to be a registration of the Registrable Securities pursuant to this Section 2(a); provided that, if the Company elects to withdraw the Registration Statement and the Participating Covered Holders reimburse the Company for all of the Company’s costs and expenses incurred in complying with such request through the time the Company receives notice of the Covered Holders’ withdrawal of such request, such request shall not count as a request to register Registrable Securities for purposes of Section 2(a)(iv).

(v) Subject to the FBR Capital Markets & Co.’s right of first refusal as set forth in the Engagement Letter, dated March 2, 2012, between it and the Company, if a requested registration pursuant to this Section 2(a) involves an Underwritten Offering, the underwriter or underwriters thereof shall be selected by the Participating Covered Holders holding a majority of Registrable Securities as to which registration has been requested and shall be acceptable to the Company; provided that the Company shall not unreasonably withhold or delay its acceptance of any proposed underwriters.

(b) Piggyback Registration Rights.

(i) If the Company proposes to register any of its Common Shares under the Securities Act (other than a registration on Form S-8 or S-4 or any successor or similar forms), whether or

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not for sale for its own account, including the Shelf S-1 Resale Registration Statement, it shall at such time give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Covered Holders, which notice shall set forth such Covered Holders’ rights under this Section 2(b) and shall offer the Covered Holders the opportunity to include in such registration statement such number of Registrable Securities as the Covered Holders may request. Upon the written request of any Covered Holder made within15 days of the notice from the Company (which request shall specify the number of Registrable Securities such Covered Holder seeks to register), the Company shall use commercially reasonable efforts to include in such registration all Registrable Securities that the Company has been so requested to register by any Covered Holder, to the extent required to permit the disposition of the Registrable Securities to be so registered; provided, however, that (A) if such registration involves an Underwritten Offering, the Participating Covered Holders must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company or other selling security holders, (B) if such registration does not involve an Underwritten Offering, the Participating Covered Holders must sell their Registrable Securities in accordance with a plan of distribution as reasonably specified by the Participating Covered Holders, from time to time, if, at any time after giving written notice of its intention to register any Common Shares pursuant to this Section 2(b) and prior to the effective date of the Registration Statement filed in connection with such registration (other than the Shelf S-1 Resale Registration Statement), the Company shall determine for any reason not to register such Common Shares, the Company shall give written notice to the Participating Covered Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(ii) If a registration pursuant to this Section 2(b) involves an Underwritten Offering and the managing underwriter thereof advises the Company that, in its view, the number of Common Shares that the Company and the Participating Covered Holders and other selling security holders (if any) intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration only that number of Common Shares which does not exceed the Maximum Offering Size, in the following order of priorities: (1) first, all securities the Company proposes to sell for its own account and all securities that other holders of securities entitled to participate in the registration with a priority greater than the priority of the Covered Holders, in such priority among them as is agreed among the Company and such other holders of securities, (2) second, the Registrable Securities of the Participating Covered Holders and the securities requested to be registered by other holders of securities (including the Private Placement Holders and the FBR Holders) entitled to participate in the registration having a priority equal to the priority of the Covered Holders, drawn from them (on a pro rata basis based on the number of shares having registration rights held by each holder who is requesting inclusion) and (3) third, the securities requested to be registered by other holders of securities with registration rights that are inferior with respect to such reduction) to the registration rights of the holders hereunder.

(iii) The Participating Covered Holders, the Private Placement Holders and the FBR Holders priority to participate in the registration of Common Shares in any Registration Statement shall be pari passu, except that (1) in a registration requested by any Covered Holder, the priority set forth in Section 2(a)(ii) shall apply, (2) in a registration requested by any FBR Holder, the priority set forth in Section 2(a)(ii) of the FBR Registration Rights Agreement shall

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apply and (3) in a take-down under a shelf registration statement (including the Shelf S-1 Resale Registration Statement) requested by a Participating Covered Holder, Private Placement Holder or FBR Holder, such requesting holder shall have a priority greater to the priority of the non- requesting holders.

(iv) If as a result of the proration provisions of this Section 2(b), the Participating Covered Holders are not entitled to include all Registrable Securities that they have requested to include in such registration, any Participating Covered Holder may elect to withdraw its request to include any Registrable Securities in such registration.

(v) If any Participating Covered Holder decides not to include all of its Registrable Securities in any Registration Statement filed by the Company but before such Registration Statement becomes effective, such Participating Covered Holder shall nevertheless continue to have the right under this Section 2(b) to include any Registrable Securities then held by it in any subsequent Registration Statement as may be filed by the Company with respect to offerings of its Common Shares.

(vi) Notwithstanding the foregoing, the Company shall have no obligations under this Section 2(b) at any time that the Registrable Securities that the Participating Covered Holders seek to include in a Registration Statement are the subject of an effective registration statement.

(c) Blackout Period.

(i) Subject to the provisions of this Section 2(c) and a good faith determination by a majority of the independent members of the Board of Directors of the Company that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any foreign, federal or state securities commissions), the Company, by written notice to managing underwriter (if any) and the Participating Covered Holders, may direct the Participating Covered Holders to suspend sales of the Registrable Securities pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than (x) an aggregate of ninety (90) days in any rolling twelve (12)-month period commencing on the Closing Date or (y) more than sixty (60) days in any rolling 90-day period), if any of the following events shall occur: (1) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Securities pursuant to the Registration Statement would have a material adverse effect on the Company’s primary offering; (2) the majority of the independent members of the Board of Directors of the Company shall have determined in good faith that (A) either (I) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company or (II) after the advice of counsel, the sale of Registrable Securities pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (B) (x) the Company has a bona fide business purpose for preserving the confidentiality of such proposed transaction or information, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate the proposed transaction, or (z) the proposed transaction renders the Company unable to comply with

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Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (3) the majority of the independent members of the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that the Company is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (A) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (B) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement or any misstatement or omission in the prospectus (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (C) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Any period in which the use of the Registration Statement has been suspended in accordance with this Section 2(c) is sometimes referred to herein as a “Blackout Period.” Upon the occurrence of any such suspension, the Company shall use all reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Participating Covered Holders to resume sales of the Registrable Securities as soon as possible.

(ii) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the managing underwriter (if any) and the Participating Covered Holders to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing (but in no event longer than the periods specified in Section 2(c)(i)) and that the Company is using all reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. Such Participating Covered Holders shall not effect any sales of their Registrable Securities pursuant to such Registration Statement (or such filings) at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, such Participating Covered Holders shall deliver to the Company (at the expense of the Company) or destroy, all copies (other than permanent file copies) then in such Participating Covered Holders’ possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. Such Participating Covered Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to such Participating Covered Holders and the managing underwriter in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(iii) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 2(c), the Company agrees that it shall extend the

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period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by such Participating Covered Holders of the Suspension Notice to and including the date of receipt by such Participating Covered Holders of the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall use commercially reasonable efforts to:

(a) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement or Issuer Free Writing Prospectus, and cause the Prospectus as so supplemented or any such Issuer Free Writing Prospectus, as the case may be, to be filed pursuant to Rule 424 or Rule 433, respectively (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Participating Covered Holders thereof (including sales by any broker-dealer);

(b) Not prepare, use or file any Issuer Free Writing Prospectus which refers to the Registrable Securities unless such Issuer Free Writing Prospectus has been approved by the Participating Covered Holders holding a majority of the Registrable Securities included in such Registration Statement (which approval shall not be unreasonably withheld);

(c) During such time as a Registration Statement is effective or such shorter period that will terminate when all the Registrable Securities included therein have been sold (the “Registration Period”), comply with the provisions of the Securities Act in all material respects with respect to the Registrable Securities covered by the Registration Statement;

(d) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto) or Issuer Free Writing Prospectus, provide draft copies thereof (including a copy of the accountant’s consent letter to be included in the filing) to one firm of counsel (“Participating Covered Holders Counsel”) selected by the Participating Covered Holders holding a majority of the Registrable Securities included in such Registration Statement and such drafts shall be subject to the reasonable review of such counsel (which review shall be reasonably prompt); provided that the Company shall not file any Registration Statement, amendment or post-effective amendment or supplement thereto, Prospectus or Issuer Free Writing Prospectus to which such counsel shall have reasonably objected on the grounds that such Registration Statement, amendment or post-effective amendment or supplement thereto, Prospectus or Issuer Free Writing Prospectus, as applicable, does not comply in all material respects with the requirements of the Securities Act (any such objection to include an explanation of the reasons therefor));

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(e) Furnish to the Participating Covered Holders, without charge, (A) promptly after the same is prepared and publicly distributed, filed with the Commission or received by the Company, one copy of the Registration Statement, each Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of the foregoing and (B) such number of copies of each Prospectus, each Issuer Free Writing Prospectus, and all amendments and supplements thereto and such other documents as such Participating Covered Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by them;

(f) (i) Register or qualify, or obtain exemption from registration or qualification for, the Registrable Securities covered by a Registration Statement under such securities or “blue sky” laws of such jurisdictions as any Participating Covered Holder shall reasonably request in writing; (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period; (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period; and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection with any of its obligations under this Section 3(f) (A) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (B) to subject itself to general taxation in any such jurisdiction or (C) to file a general consent to service of process in any such jurisdiction;

(g) Cause all Registrable Securities covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Participating Covered Holders to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required (A) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(g), (B) to subject itself to general taxation in any such jurisdiction or (C) to file a general consent to service of process in any such jurisdiction;

(h) Notify each Participating Covered Holder promptly and, if requested by any Participating Covered Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal, state or foreign governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein or any Issuer Free Writing Prospectus relating to the Registrable Securities contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (v) at the

EXHIBIT 4.3

request of any Participating Covered Holder, promptly to furnish to such Participating Covered Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i) Avoid the issuance of, or if issued, obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable;

(j) Upon the effectiveness of the first Registration Statement filed by the Company, cause all such Registrable Securities to be listed on each securities exchange, or authorized for trading in each market, on which or in which similar securities issued by the Company are then listed or traded;

(k) Enter into and perform customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Participating Covered Holders covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

(l) Provide and cause to be maintained a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the first Registration Statement;

(m) Cooperate with the Participating Covered Holders to facilitate (unless the Registrable Securities are in book-entry form) the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as such Participating Covered Holders reasonably may request and registered in such names as such Participating Covered Holders may request; and, within three (3) business days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver to the transfer agent for the Registrable Securities (with copies to such Participating Covered Holders) an appropriate instruction and, to the extent necessary, cause legal counsel selected by the Company to deliver an opinion of such counsel to such transfer agent;

(n) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by such Participating Covered Holders of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances, including by making senior management available to participate in road shows and meeting with potential investors as such Participating Covered Holders shall

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reasonably request; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 3(p) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(o) Make available for reasonable inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any Inspector in connection with such registration statement; provided that any such underwriter, attorney, accountant or other agent use commercially reasonable efforts to coordinate their efforts so as not to disrupt the business operations of the Company. Records that the Company determines, in good faith, to be confidential or protected by attorney- client privilege and which it notifies the Inspectors are confidential or protected by attorney- client privilege shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (i) the disclosure of such Records is necessary, in the Company’s reasonable judgment, to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (iii) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each Covered Holder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential, and the Covered Holder shall cooperate with the Company in such actions to the extent reasonably requested by the Company. In the event that the Company fails to prevent disclosure of such Records reasonably before the deadline by which such Covered Holder is required to produce such Records, then such Covered Holder agrees that it shall furnish only such portion of those Records which it is advised by their counsel, whether in-house or otherwise (“Counsel”), is legally required and shall use commercially reasonable efforts to obtain assurance that confidential treatment, if available, will be accorded to those Records; and

(p) In the case of an Underwritten Offering, cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including an “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA.

4. Obligations of the Covered Holders. In connection with the registration of the Registrable Securities, the Participating Covered Holders shall have the following obligations:

(a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Participating Covered Holders shall furnish to the Company such information regarding

EXHIBIT 4.3

themselves, the Registrable Securities held by them and the intended method of disposition of the Registrable Securities held by them as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of a Registration Statement (which anticipated date shall be set forth in the notice), the Company shall notify such Participating Covered Holders and Participating Covered Holders Counsel of the information relating to such Covered Holders and the Registrable Securities the Company requires from such Participating Covered Holders in order to prepare and file a Registration Statement that complies with the Securities Act (the “Requested Information”). If two (2) business days prior to the anticipated filing date the Company still has not received the Requested Information from any such Participating Covered Holder (either directly or through Participating Covered Holders Counsel), then the Company may file the Registration Statement without including Registrable Securities of such Participating Covered Holder.

(b) Each Covered Holder agrees to cooperate with the Company in connection with the preparation and filing of such Registration Statement hereunder, unless such Covered Holder has notified the Company in writing of its election in accordance with the terms and conditions of this Agreement to exclude all of its Registrable Securities from such Registration Statement.

(c) The Covered Holders shall not prepare or use any Free Writing Prospectus (as such term is defined in Rule 405 under the Securities Act) unless any and all issuer information included therein has been approved by the Company.

(d) As promptly as practicable after becoming aware of such event, each Participating Covered Holder shall notify the Company of the occurrence of any event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(h), the Participating Covered Holders shall immediately discontinue their disposition of Registrable Securities pursuant to a Registration Statement covering such Registrable Securities until the Participating Covered Holders’ receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(h) and, if so directed by the Company, the Participating Covered Holders shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies (other than permanent file copies) in their possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5. Expenses of Registration. All Registration Expenses shall be paid by the Company. The Participating Covered Holders selling Registrable Securities shall pay the underwriting discount attributable to their Registrable Securities, any transfer taxes payable with respect thereto and all fees and expenses, including fees and expenses of such Participating Covered Holders’ counsel, incurred by the Participating Covered Holders.

EXHIBIT 4.3

6. Market Stand-off Agreement. Each Covered Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities or other Common Shares of the Company or any securities convertible into or exchangeable or exercisable for Common Shares of the Company then owned by such Covered Holder (other than to donees or partners of the Covered Holder who agree to be similarly bound) (i) in the case of Participating Covered Holders selling Registrable Securities pursuant to the IPO Registration Statement (as defined in the Private Placement Registration Rights Agreement), for a period beginning thirty (30) days prior to the effective date of, and continuing for one hundred eighty (18) days following, the effective date of such IPO Registration Statement and (ii) in the case of all other Covered Holders, for a period of sixty (60) days following the effective date of such IPO Registration Statement; provided, however, that if (A) during the last 17 days of the 180-day (in the case of clause (i)) or 60-day (in the case of clause (ii)) period following the effective date of the IPO Registration Statement, the Company releases earnings results or material news or a material event relating to the Company occurs or (B) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 60-day period, then in each case the such period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing underwriter(s) waive(s), in writing, such extension; provided, further, however, that:

(a) the restrictions above shall not apply to Registrable Securities sold pursuant to the IPO Registration Statement;

(b) all executive officers and directors of the Company then holding Common Shares of the Company or securities convertible into or exchangeable or exercisable for Common Shares of the Company enter into agreements that are no less restrictive;

(c) the Covered Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, that nothing in this Section 6(c) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the periods applicable to all Covered Holders other than the executive officers and directors of the Company as set forth in clauses (i) and (ii) above; and

(d) this Section 6 shall not be applicable if the Shelf S-1 Resale Registration Statement of the Company filed under the Securities Act has been declared effective prior to the filing of an IPO Registration Statement.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 6 and to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Covered Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

EXHIBIT 4.3

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless (i) the Covered Holders, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including, as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document used to sell the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) the Company shall not be liable in any such case to the extent that such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by or on behalf of such Purchaser Indemnitee expressly for use therein and (B) in the case of a Suspension Event for which a Suspension Notice is delivered in accordance with Section 2(c)(ii) and actually received by such Covered Holder (provided that a Covered Holder shall be deemed to have received such Suspension Notice (I) when sent by the Company by confirmed electronic email or facsimile if sent during normal business hours of the recipient (or, if not so confirmed or if sent outside normal business hours, on the next business day) and (II) if delivered by mail, upon delivery at the address of the Covered Holder as it appears in the records of the Company), the Company shall not be liable for any Liabilities resulting from a sale of Registrable Securities by any Holder occurring after receipt by such Holder of the Suspension Notice and prior to delivery by the Company of an End of Suspension Notice (or, if earlier, the time that the suspension period is required to end pursuant to Section 6). The Company shall notify the Covered Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b) Indemnification by the Covered Holders. In connection with any Registration Statement that includes Registrable Securities of a Participating Covered Holder, each Participating Covered Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors,

EXHIBIT 4.3

officers, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Participating Covered Holder furnished to the Company in writing by such Participating Covered Holder expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary Prospectus or Issuer Free Writing Prospectus. The liability of any Participating Covered Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Participating Covered Holder from sales of Registrable Securities giving rise to such obligations.

(c) Notice of Claims, etc. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”), shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party(ies), shall retain a single counsel (and a single local counsel) reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party(ies) may reasonably designate in such suit, action, proceeding, claim or demand and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, and any such separate firm for the Indemnifying Party, the directors, the officers and such control Persons of the Indemnified Party as shall be designated in writing by the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the

EXHIBIT 4.3

prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of, fault culpability or a failure to act by or on behalf of the Indemnified Party.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other hand in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees (or the related Covered Holder) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth in this Section 7, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Securities exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 7, each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) any Covered Holder shall have the same rights to contribution as the Covered Holders and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify

EXHIBIT 4.3

such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 7 shall be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Covered Holders’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Common Shares sold by each of the Covered Holders hereunder and not joint.

8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including and with the need for an express assignment or assumption, subsequent holders of Initial Shares, Warrant Shares or Warrants. The Company agrees that each Covered Holder shall be third party beneficiaries to the agreements made hereunder, and each such Covered Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Covered Holder (and its successors and assigns) fulfills all of its obligations hereunder.

9. Amendment and Waiver. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Covered Holders beneficially owning not less than a majority of the then outstanding Registrable Securities (including any Registrable Securities issuable pursuant to then outstanding Warrants); provided, however, that, for purposes of this Section 9, Registrable Securities that are owned, directly or indirectly, by the Company shall not be deemed to be outstanding. No amendment shall be deemed effective (i) unless it uniformly applies or (ii) if by its terms it expressly discriminates against a Covered Holder that has not given its written consent. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Covered Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Covered Holders may be given by such Covered Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

10. Miscellaneous.

(a) Remedies; Specific Performance. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. In the event of a breach by the Company of any of its obligations under this Agreement, each Covered Holder, in addition to being entitled to exercise all rights provided herein, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 7, the Company agrees that monetary damages would not be adequate compensation for

EXHIBIT 4.3

any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Notices. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, by a nationally recognized overnight courier service or by facsimile as follows, and shall be deemed given when actually received.
If to the Company, to: NMI Holdings, Inc.
c/o FBR & Co.
1001 19th Street North
Arlington, Virginia 22209
Attn: John M. Sherwood
Phone: (703) 312-9588 with copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: David E. Shapiro, Alison M. Zieske
Facsimile: (212) 403-2314, (212) 403-2107

If to any Covered Holder, to it at the address set forth below its name on the signature page of this Agreement or, in the case of a Covered Holder who becomes such as a result of an assignment in accordance with Section 8, on the instrument by which such Person agrees to be bound by the provisions contained herein.

The Company or any Covered Holder may, by notice given pursuant to this Section 10(b), change the address for notices to it.

(c) Persons Bound. Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(d) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile shall be deemed to be original signatures.

(e) Interpretation; Headings. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. The headings in

EXHIBIT 4.3

this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use good faith efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

(i) Registrable Securities Held by the Company or its Affiliates. Whenever the consent or approval of Covered Holders holding a specified percentage of Registrable Securities is required hereunder, Registrable Securities held directly or indirectly by the Company shall not be counted in determining whether such consent or approval was given by Covered Holders holding such required percentage.

(j) Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares or liquidated damages payable with respect to any Registrable Securities, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares or amount of liquidated damages payable with respect to

EXHIBIT 4.3

any Registrable Securities so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(k) Survival. The indemnification and contribution obligations under Section 7 of this Agreement shall survive the termination of the Company's obligations under Section 2 of this Agreement.

(l) Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover is reasonable attorneys’ fees in addition to any other available remedy.

(m) Implied Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

[Signature Page Follows]

EXHIBIT 4.3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NMI HOLDINGS, INC.

By: /s/ Bradley M. Shuster
Name: Bradley M. Shuster
Title: President and Chief Executive Officer

MAC FINANCIAL LTD.

By: /s/ Philip Pelanek
Name: Philip Pelanek
Title: President and Chief Executive Officer

Signature Page to Registration Rights Agreement with MAC Financial Ltd.